Exhibit (a)

AMERICAN DEPOSITARY SHARES
(One (1) American Depositary Share represents One-fourth of one (1) share)

RECEIPTS DEPOSITARY CORPORATION
FORM OF AMERICAN DEPOSITARY RECEIPT
AND
STATEMENT OF TERMS AND CONDITIONS
WITH RESPECT TO
AMERICAN DEPOSITARY SHARES
REPRESENTING
COMMON STOCK OF
NINTENDO CO., LTD.
(THE “COMPANY”)
(INCORPORATED UNDER THE LAWS OF JAPAN)

Receipts Depositary Corporation, as Depositary (hereinafter referred to as the “Depositary”) hereby certifies that ______________________________________________________, is the Owner of _______________________________________________________ American Depositary Shares (as defined below), subject to the Terms and Conditions set forth below.

1.           AMERICAN DEPOSITARY SHARES; AMERICAN DEPOSITARY RECEIPTS.

(a)       “American Depositary Shares” are securities issued under these Terms and Conditions (these “Terms and Conditions”) that consist of rights with respect to shares of the class identified above (“Shares”) or evidence of rights to receive Shares, that have been deposited with the Depositary’s custodian (the “Custodian”). Each American Depositary Share represents the amount of Shares specified above, except as provided in Article 10 in the case of a distribution of Shares or Article 12 in the case of a change in the Deposited Securities (as defined below). American Depositary Shares may be certificated securities evidenced by American Depositary Receipts (“Receipts”) or uncertificated securities. These Terms and Conditions constitute part of each Receipt and, except for those provisions that refer specifically to Receipts, all the provisions of these Terms and Conditions shall apply to both certificated and uncertificated American Depositary Shares.

The term “deliver”, or its noun form, when used with respect to Shares or other Deposited Securities, shall mean book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of those securities designated by the person entitled to that delivery. The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean registration of those American Depositary Shares in the name of The Depository Trust Company (“DTC”) or another securities depository, or its nominee, and book-entry transfer of those American Depositary Shares to an account at DTC or another securities depository designated by the person entitled to that delivery. The term “Deposited Securities” shall mean the Shares deposited under these Terms and Conditions (including such evidence of the right to receive the same), and any and all other securities, cash and other property held by the Depositary in place thereof or in addition thereto as provided herein. The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those American Depositary Shares. The term “Owner” shall mean the person in whose name American Depositary Shares are registered on the books of the Depositary from time to time. The term “surrender”, when used with respect to American Depositary Shares, shall mean one or more book-entry transfers of American Depositary Shares to the DTC or other securities depository account of the Depositary.

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These Terms and Conditions constitute a continuing exclusive agreement between the Depositary and all Owners and Holders from time to time and shall govern the rights and duties of the Owners and Holders and the Depositary with respect to the American Depositary Shares and the Deposited Securities. These Terms and Conditions shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, including, but not limited to, the Company, except to the extent specifically set forth. By accepting or holding American Depositary Shares, each Owner and Holder consents and agrees to these Terms and Conditions. The issuer of the American Depositary Shares is deemed to be the legal entity resulting from the agreement provided for by these Terms and Conditions. Nothing in these Terms and Conditions shall be deemed to give rise to a partnership or joint venture among the Depositary, the custodian of the Deposited Securities, the Holders or the Beneficial Owners, nor establish a fiduciary or similar relationship among the Depositary, the custodian of the Deposited Securities, the Holders or the Beneficial Owners. The Holders and the Beneficial Owners acknowledge and agree that the Company, the Depositary, the custodian of the Deposited Securities and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and Japan, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the Company, the Depositary and the Holders and Beneficial Owners under these Terms and Conditions. The Company is not a party to, and has no obligations under, these Terms and Conditions, and has not entered into any agreement with the Depositary for the issuance of American Depositary Shares. The Depositary has no obligations in respect of the Deposited Securities other than those specifically set forth in these Terms and Conditions to the Holders and Beneficial Owners of ADSs. The Depositary’s principal executive office is 1000 Main Street, Suite 2300, Houston, Texas 77002.

2.           SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF DEPOSITED SECURITIES.

Upon surrender of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Article 15 and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to these Terms and Conditions, the Owner of those American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the Owner as of that record date), and except that the Depositary shall not be required to accept surrender of American Depositary Shares for the purpose of withdrawal to the extent it would require delivery of a fraction of a Deposited Security. The Depositary shall direct the Custodian with respect to delivery of Deposited Securities and may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission.

3.           TRANSFER OF AMERICAN DEPOSITARY SHARES; LIMITATIONS ON ISSUANCE, TRANSFER AND SURRENDER.

(a)      So long as any American Depositary Shares are outstanding, the Depositary and its transfer agent will maintain a register of American Depositary Shares and transfers of American Depositary Shares. Owners may, during regular business hours, inspect the register of Owners by contacting the transfer agent at shareholder@broadridge.com .

(b)       The Depositary, subject to these Terms and Conditions, shall register a transfer of American Depositary Shares on its transfer books upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction, and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Shares to or upon the order of the person entitled thereto.

(c)        The Depositary, subject to these Terms and Conditions, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of that Receipt or those Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

(d)      The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

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(e)      As conditions precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and of any applicable fees as provided in these Terms and Conditions, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature and (iii) compliance with any regulations the Depositary may establish consistent with the provisions of these Terms and Conditions. The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of these Terms and Conditions, or for any other reason.

4.           PROOF OF CITIZENSHIP OR RESIDENCE; DISCLOSURE OF BENEFICIAL OWNERSHIP; OWNERSHIP LIMITATIONS.

(a)       The Depositary may require any Owner or Holder, or any person presenting securities for deposit against the issuance of American Depositary Shares, from time to time, to provide such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as the Depositary may deem necessary or proper, and the Depositary may withhold the issuance or registration of transfer of any American Depositary Shares or payment of any dividends or delivery of any other property to any Owner, Holder or other person, as the case may be, that does not provide those proofs, certificates or other instruments.

(b)      Each Owner and Holder agrees to comply with any applicable law or regulation or provision of the articles of association or similar document of the issuer of Deposited Securities with respect to disclosure of or limitation on beneficial ownership of Deposited Securities as if American Depositary Shares were the Deposited Securities they represent, whether or not the Depositary has notified Owners of any requirement of that kind.

(c)        Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to this Article. Each Holder consents to the disclosure by the Depositary and by the Owner or other Holder through which it directly or indirectly holds American Depositary Shares of all information responsive to a request made pursuant to this Article relating to that Holder that is known to that Owner or other Holder.

5.           TRANSFERABILITY; RECORD-OWNERSHIP.

It is a condition of the American Depositary Shares, and every successive Owner and Holder of American Depositary Shares, by accepting or holding the same, consents and agrees, that American Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York and that American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in these Terms and Conditions and for all other purposes, and the Depositary shall have no obligation and shall not be subject to any liability with respect to American Depositary Shares to any person other than the Owner.

6.           TAX LIABILITY.

If any tax or other governmental charge shall become payable with respect to or in connection with any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or in connection with a transaction to which Article 12 applies, that tax or other governmental charge shall be payable by the Owner to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner shall remain liable for any deficiency. The Depositary shall distribute any net proceeds of a sale made under this Article that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Article 9. If the number of Shares represented by each American Depositary Share decreases as a result of a sale of Deposited Securities under this Article, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them. Each Owner and Holder agrees to indemnify the Depositary and the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.

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7.           REPRESENTATIONS AND WARRANTIES.

Every person depositing Shares for deposit shall be deemed to represent and warrant that (a) such Shares and the certificates therefor, if applicable, are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such person or the Holder or the Beneficial Owner is not the Issuer or an officer, director (or person performing similar functions) of the Issuer, does not directly or indirectly control, is not directly or indirectly controlled by and is not under common control with the Issuer and does not intend to deliver the Receipt evidencing such Shares to any of the foregoing. Each such person shall also be deemed to represent that the Shares would not be required to be registered under the Securities Act of 1933 in connection with the offer or sale thereof in the United States and are not “restricted securities” as such term is defined in Rule 144 under the Securities Act unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 (as the same may be amended from time to time) shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States. All such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way, the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof. By presenting any American Depositary Shares and/or Receipts for transfer, cancellation and/or withdrawal of Deposited Securities, the presenting Holder and each Beneficial Owner thereof, jointly and severally agrees to indemnify and save harmless each of the Depositary and its officers, directors, employees, agents and affiliates, and each of their respective successors and assigns (collectively the "Indemnified Persons") against any and all claims, actions, proceedings, demands, judgments, liabilities, losses, damages, penalties, taxes, costs and expenses (including fees and expenses of counsel) incurred by any of the Indemnified Persons or to which any of them become subject arising directly or indirectly from any act or omission to act on the part of the Depositary or its agents in compliance with the transfer, cancellation and/or withdrawal instructions provided by or on behalf of such Holder and/or Beneficial Owner and/or from the alleged or actual improper or unauthorized presentation of said American Depositary Shares for transfer, cancellation and/or withdrawal.

8.           AVAILABLE INFORMATION.

Based on the reasonable good faith belief of the Depositary (after exercising reasonable due diligence), it was determined, at the time of the filing of the applicable registration statement for the ADSs, that the Company published in English the information contemplated in Rule 12g3-2(b) under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. As of the date of such filing, the Company's internet website was http://www.nintendo.co.jp/. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. The Depositary does not assume any duty to determine if the Company is complying with the requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

9.           NOTICES; VOTING RIGHTS

(a)        The Depositary shall have no obligation to give notice to Owners or Holders of any meeting of holders of Deposited Securities or of any report of or communication from the issuer of any Deposited Securities, or of any other matter concerning the affairs of that issuer. Owners or holders that seek to inspect any communications received from an issuer of the Deposited Securities which are both (i) received by the Depositary as the holder of the Deposited Securities and (ii) made generally available to the holders of the underlying securities by the issuer should contact the Depositary at info@receiptsdepo.com.

(b)       The Depositary may, but assumes no obligation to, solicit instructions from Owners as to the exercise of any voting rights with respect to the Deposited Securities. Upon the written request of the Owner of American Depositary Shares and payment to the Depositary of the Depositary’s fees and any expense involved, the Depositary may, in its sole discretion, but assumes no obligation to, endeavor to exercise any voting rights with respect to the amount of the Deposited Securities represented by those American Depositary Shares in accordance with that request. The Depositary shall not exercise voting rights with respect to Deposited Securities except in accordance with the written request of an Owner.

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10.         DISTRIBUTIONS; PAYMENT CURRENCY AND CONVERSION OF CURRENCY.

 The Depositary shall distribute or otherwise make available to the Holder hereof, at a time and in such a manner as it shall determine, any distributions of cash and securities, subscription or other rights, and any other distribution with respect to the Deposited Securities represented by the American Depositary Shares, after deduction, or upon payment, of the fees and expenses of the Depositary described in Article 15 below, and the withholding of any taxes in respect thereof; provided, however, that the Depositary shall not make any distribution which in the opinion of counsel may violate the Securities Act or any other applicable law. In such case, the Depositary may sell such subscription or other rights, securities or other property. In the event that the Depositary elects not to make any such distribution it will notify the Holders of the disposition thereof and proceeds of such sale. Any dividend or other distribution received by the Depositary in cash in a currency other than U.S. dollars shall, subject to the provisions of the following paragraph, be converted into U.S. dollars and distributed as herein provided in U.S. dollars. In lieu of distributing fractional American Depositary Shares, the Depositary may, in its discretion, sell the amount of securities or property equal to the aggregate of any fractional ADSs. The Depositary shall have discretion as to the procedure to be followed in making subscription or other rights available to any Holder or in disposing of such rights on behalf of any Holder and making the net proceeds available to any Holder, provided that if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Holder or dispose of such rights and make the net proceeds from the sale of such rights available to any Holder, then the Depositary may allow such rights to lapse.

If the Depositary shall determine in its sole judgment that any cash distribution is not convertible in its entirety, or with respect to the Holders of a portion of the American Depositary Shares, on a practicable basis into U.S. dollars available to it, or if any required approval or license of any government or agency for such conversion is denied, or is not obtainable within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent possible to the Holders entitled thereto, at such time and rates of conversion as the Depositary shall deem appropriate, and shall with respect to any such currency not converted or convertible either (i) distribute such currency to the Holders entitled thereto or (ii) hold such currency for the respective accounts of such Holders and distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency.

11.         RECORD DATES ESTABLISHED BY DEPOSITARY.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to subscribe for securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Depositary will solicit voting instructions from Owners at the discretion of the Depositary in accordance with Article 9, or whenever the Depositary will assess a fee or charge against the Owners, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting,(iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Share will represent the changed number of Shares.

12.         TENDER AND EXCHANGE OFFERS; REDEMPTION, REPLACEMENT OR CANCELLATION OF DEPOSITED SECURITIES.

(a)        The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.

(b)          If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a “Redemption”), the Depositary shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer or its agent on the redemption date, (ii) send a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of American Depositary Shares and (C) notifying them that the called American Depositary Shares have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Article 2 or 14 and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Shares in accordance with Article 1 (and, for the avoidance of doubt, Owners shall not be entitled to receive that money or other property under Article 10). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner.

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(c)        If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and as a result securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), then (i) the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under these Terms and Conditions, the new securities or other property delivered to it in that Replacement. However, if in the opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, the Depositary may elect to sell those new Deposited Securities, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above.

(d)          In the case of a Replacement where the new Deposited Securities will continue to be held under these Terms and Conditions, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Share. If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e)          If there are no Deposited Securities with respect to American Depositary Shares, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Shares become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those American Depositary Shares, upon notice to Owners.

13.         LIABILITY OF DEPOSITARY.

Neither the Depositary nor any of its directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary to prevent or counteract by reasonable care or effort (including, but not limited to, earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of these Terms and Conditions or the Deposited Securities, it is provided shall be done or performed;

(ii) for any exercise of, or failure to exercise, any discretion provided for in these Terms and Conditions (including any determination by the Depositary to take, or not take, any action that these Terms and Conditions provide the Depositary may take);

(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of these Terms and Conditions, made available to Owners or Holders;

(iv) or for any special, consequential or punitive damages for any breach of the terms of these Terms and Conditions.

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Where, by the terms of a distribution or offering to which Article 9 applies, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of the Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.

Neither the Depositary nor any of its directors, employees, agents or affiliates assumes any obligation or shall be subject to any liability under these Terms and Conditions to Owners or Holders, except that the Depositary agrees to perform its obligations specifically set forth in these Terms and Conditions without negligence or bad faith, and the Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. The Depositary shall have no obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, on behalf of any Owner or Holder or other person. The Depositary may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the date of that succession, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book- entry settlement of American Depositary Shares or Deposited Securities or otherwise. In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote. The Depositary may rely, and shall be protected in acting upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall have no duty to make any determination or provide any information as to the tax status of any issuer of Deposited Securities or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares. The Depositary shall not be liable for the inability or failure of an Owner or Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of these Terms and Conditions.

14.         TERMINATION OF AGREEMENT; SUCCESSION OF OR DELEGATION BY DEPOSITARY.

(a)          The Depositary may at any time initiate a termination of the agreement created by deposits of Shares under these Terms and Conditions by giving notice of such termination to the Owners of all American Depositary Shares then outstanding at their addresses appearing upon the books of the Depositary at least 30 days prior to the date fixed in such notice for termination (the “Termination Date”), and that agreement shall terminate on that Termination Date.

(c)        At any time after the Termination Date, the Depositary may sell the Deposited Securities then held and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will become general creditors of the Depositary with respect to those net proceeds. After making that sale, the Depositary shall be discharged from all obligations under these Terms and Conditions, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with these Terms and Conditions and any applicable taxes or governmental charges) and (ii) for its obligations under paragraph (d) below.

(d)         After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in these Terms and Conditions and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with these Terms and Conditions and any applicable taxes or governmental charges. After the Termination Date, the Depositary shall not accept deposits of Shares or deliver American Depositary Shares. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) or reverse previously accepted surrenders of that kind that have not settled if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under these Terms and Conditions except as provided in this Article.

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(e)          Any corporation or other entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act. In addition, the Depositary may delegate its duties under the agreement under these Terms and Conditions to a person that shall become the successor Depositary. If the Depositary delegates its duties, it shall deliver all the Deposited Securities and the register of Owners to the successor Depositary and thereafter (i) the successor depositary shall be the Depositary and shall have all the rights and shall assume all the duties of the Depositary under these Terms and Conditions and (ii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations under these Terms and Conditions. A successor Depositary shall notify the Owners that it has become the successor Depositary and has assumed all the duties of the Depositary under these Terms and Conditions.

15.         CERTAIN FEES AND CHARGES OF THE DEPOSITARY.

The Depositary may charge fees for (i) issuing American Depositary Shares upon the deposit of Shares, (ii) delivering Deposited Securities against surrendered American Depositary Shares, (iii) transferring, splitting or combining Receipts, (iv) distributing cash, Shares or other property received in respect of the Deposited Securities, and (v) selling or exercising rights or other entitlements, as well as depositary service fees in respect of the ADSs outstanding and the Deposited Securities held. The Depositary may also charge any fees, expenses, taxes and governmental charges incurred, directly or indirectly, in respect of the American Depositary Shares, the Deposited Securities and the American Depositary Share program existing pursuant to these Terms and Conditions, including fees and expenses incurred for currency conversions, for communications, for complying with regulatory requirements applicable to Deposited Securities, and for registering, holding and delivering Deposited Securities. The Depositary fees and charges may differ from those of other depositaries and are payable by Holders and by persons depositing Shares for the creation of American Depositary Shares or surrendering American Depositary Shares for cancellation and release of Deposited Securities. The Depositary reserves the right to modify, reduce or increase any fees or charges hereunder upon thirty (30) days' notice to the Holder hereof. The Depositary will provide, without charge, a copy of its latest fee and charges schedule to any party requesting it.

16.         COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything to the contrary in these Terms and Conditions, the Depositary will not exercise any rights it has under these Terms and Conditions to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws including, but not limited to, Section 1A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

17.         GOVERNING LAW; VENUE OF ACTIONS; JURY TRIAL WAIVER.

(a)          These Terms and Conditions, the American Depositary Shares and the Receipts shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

(b)        All actions and proceedings brought by any Owner or Holder against the Depositary arising out of or relating to the Deposited Securities, the American Depositary Shares or these Terms and Conditions, or any transaction contemplated herein, shall be litigated only in courts located within the State of New York.

(c)        EACH OWNER AND HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THESE TERMS AND CONDITIONS, OR ANY TRANSACTION CONTEMPLATED HEREIN, OR THE BREACH HEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

18.         AMENDMENT OF THESE TERMS AND CONDITIONS AND THE RECEIPTS.

These Terms and Conditions and the Receipts may at any time be amended by the Depositary in any respect that it considers necessary or desirable. Any amendment that would prejudice any substantial existing right of Owners shall not become effective as to outstanding American Depositary Shares until the expiration of thirty (30) days after notice of such amendment has been given to the Owners of outstanding American Depositary Shares, except that prior notice shall in no event be required with respect to any amendment that would impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other similar expenses. Every Owner and Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold American Depositary Shares or an interest therein, to consent and agree to that amendment and to be bound by the agreement created by these Terms and Conditions as amended thereby. In no event shall any amendment impair the right of the Owner of American Depositary Shares to surrender those American Depositary Shares and receive delivery of the amount of Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

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19.         REBATES TO BROKERS.

From time to time the Depositary may pay rebates to brokers in connection with the deposit of Shares for the issuance of American Depositary Shares. The Depositary assumes no obligation or responsibility, and expressly disclaims any liability arising out of, or relating to, such rebates, including without limitation whether such rebates or any portion thereof are disclosed to or passed on to the beneficial owners by those brokers.

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